Exhibit 99.1

PRESS RELEASE

Comcast Corporation One Comcast Center Philadelphia, PA 19103

COMCAST ANNOUNCES PLANS TO SEPARATE MEDIA AND TECHNOLOGY BUSINESSES INTO

TWO LEADING PUBLIC COMPANIES

Creation of Independent Comcast and NBCUniversal Positions Both Companies for Enhanced Strategic Focus, Agility and Value Creation

NBCUniversal is a Premier Global Media and Entertainment Company Anchored by Leading Theme Park, Film, Television and Streaming Assets

Comcast is One of the Nation's Leading Technology Companies Delivering World-Class Broadband, Mobile and Entertainment Platforms on the Largest Converged Network in the U.S.

Tax-Free Spin-Off of Media Businesses Expected to be Completed in Approximately One Year

PHILADELPHIA – June 29, 2026 – Comcast Corporation (Nasdaq: CMCSA) today announced its intention to separate into two independent publicly traded companies through a tax-free spin-off of NBCUniversal and Sky. Upon completion of the transaction, Comcast shareholders will own shares in both Comcast and NBCUniversal, creating two focused industry leaders, each with significant scale, strong financial profiles and distinct strategic opportunities.

The proposed separation reflects Comcast's track record of positioning its businesses to compete and win in rapidly changing markets. As technological innovation, consumer behavior and competitive dynamics continue to reshape both media and communications, Comcast's Board and management team believe each company will be better positioned to pursue its own strategic priorities, invest for growth and create long-term shareholder value as independent entities.

Brian L. Roberts will continue to be actively involved in the leadership of Comcast and NBCUniversal, working in partnership with the CEOs of both companies. Mike Cavanagh will be the Chief Executive Officer of NBCUniversal and Comcast’s former Chief Financial Officer Michael Angelakis will become the Chief Executive Officer of Comcast, following completion of the separation and in the interim will join as a Strategic Advisor.

Comcast is a leading technology company serving residential and business customers through its broadband, wireless and entertainment platforms. Comcast will focus on delivering exceptional customer experiences backed by the nation's largest converged network, reaching more than 65 million homes and businesses, its intelligent fiber network architecture and global technology platforms. With one of the nation's fastest-growing wireless businesses, the industry’s leading business services platform and substantial free cash flow generation, Comcast is well-positioned for long-term growth.

NBCUniversal is a premier global media and entertainment company, anchored by its growing theme parks division, Universal film and television studios, NBC and Telemundo networks, Peacock, and Bravo. In addition, NBCUniversal’s global portfolio will include Sky, our European media business. Together, these businesses will be powered by a portfolio of world-class intellectual property, a deep content library, extraordinary content creation capabilities, and exceptional strength across sports, news and entertainment. With iconic brands, valuable intellectual property, global distribution and leading creative talent, NBCUniversal will be strongly positioned to compete and grow in an evolving media landscape.

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Brian L. Roberts, Chairman and Co-Chief Executive Officer of Comcast Corporation, said:

“This is a very exciting day for our company. The transaction we are announcing will unlock a more entrepreneurial management approach and open up a multitude of new opportunities for each business. I very much look forward to helping guide our collective growth for this next chapter.

Mike Cavanagh will lead the new NBCUniversal media and entertainment company as CEO. Mike is one of the finest executives I’ve ever worked with and a trusted partner. His vision is for a unique, independent, focused company that will be home to some of the industry’s most valuable brands and assets across theme parks, film, television, streaming, sports and news. This new company will be well-positioned to pursue the significant opportunities that lie ahead, to partner across the media and entertainment ecosystem, and will be poised to grow.

I am also incredibly pleased to welcome back Michael Angelakis as Comcast CEO. As our widely admired former CFO, Michael’s deep knowledge of the business and passion for technology – combined with the leadership of Steve Croney, Jason Armstrong and the entire Comcast management team – will serve us well as we continue to take bold actions in today's competitive environment. Our recent momentum is the launchpad to propel our advanced network, substantial customer base, and outstanding products to even greater success. Michael’s drive, proven track record and the tremendous level of respect he commands within our organization and beyond, make me exceptionally excited to work closely with him again.”

Mike Cavanagh, Co-Chief Executive Officer of Comcast Corporation, said:

“Both companies begin this next chapter from positions of strength. Comcast will continue to build on its leadership in connectivity, while NBCUniversal, together with Sky, will have the scale, brands, content and financial resources to compete as a premier global media and entertainment company. Each organization will continue to be led by a management team with deep industry experience that will benefit from focused strategic priorities and the ability to pursue opportunities most relevant to their businesses. I’m personally thrilled to continue leading NBCUniversal into the future. With our iconic brands and theme parks, leading franchises and incredible creative talent, we are well-positioned for long-term value creation.”

Michael Angelakis, added:

"I have had the privilege of working alongside Comcast's talented leadership team for many years, and I am excited to return to partner with Brian, Steve, Jason and the entire organization. Comcast's exceptional assets, entrepreneurial roots, deep customer relationships and strong track record of innovation and technological leadership provide a powerful foundation for the future. Together, we will build on those strengths, execute aggressively, invest for growth, and pursue new opportunities to create value for our customers, colleagues and shareholders.”

Transaction Details

The separation is expected to be completed through a tax-free spin-off to Comcast shareholders in approximately one year, subject to the satisfaction of customary conditions, including final approval by Comcast's Board of Directors, receipt of tax opinions, regulatory approvals and completion of financing arrangements. NBCUniversal will have the same dual-class share structure as Comcast. Comcast expects to retain a stake of up to 19.9% ownership position in NBCUniversal for up to one year after the completion of the spin, which it intends to monetize in a tax-efficient manner over time.

Comcast intends to establish a strong investment grade balance sheet for each business, providing Comcast and NBCUniversal with significant financial flexibility to pursue their respective growth strategies.

There can be no assurance that the proposed transaction will be completed or, if completed, as to its terms or timing.

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Advisors

Goldman Sachs & Co. LLC and PJT Partners are serving as financial advisors to Comcast, and Davis Polk & Wardwell LLP is serving as legal counsel.

Investor Call

Comcast will host a conference call to discuss the transaction with the investment community today at 8:30 AM Eastern Time. A live webcast and related presentation materials will be available on Comcast’s investor relations website at www.cmcsa.com. An archived replay will be available following the call.

About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA) is a global media and technology company. From the connectivity and platforms we provide, to the content and experiences we create, our businesses reach hundreds of millions of customers, viewers, and guests worldwide. We deliver world-class broadband, wireless, and video through Xfinity, Comcast Business, and Sky; produce, distribute, and stream leading entertainment, sports, and news through brands including NBC, Telemundo, Universal, Peacock, and

Sky; and bring incredible theme parks and attractions to life through Universal Destinations & Experiences. Visit www.comcastcorporation.com for more information.

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Media Contacts	Investor Contacts
Jennifer Khoury	Marci Ryvicker
(215) 531-3296, Jennifer_Khoury@Comcast.com	Marci_Ryvicker@Comcast.com

John Demming	Jane Kearns
(215) 429-4744, John_Demming@Comcast.com	Jane_Kearns@Comcast.com

Caution Concerning Forward-Looking Statements

This press release includes statements that constitute forward-looking statements. In evaluating these statements, readers should consider various factors, including the risks and uncertainties we describe in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission (SEC). Factors that could cause our actual events or results to differ materially from these forward-looking statements include changes in and/or risks associated with: the proposed spin-off of our media businesses; the competitive environment; consumer behavior; the advertising market; consumer acceptance of our content; programming costs; key distribution and/or licensing agreements; use and protection of our intellectual property; our reliance on third-party hardware, software and operational support; keeping pace with technological developments; cyber attacks, security breaches or technology disruptions; weak economic conditions; acquisitions and strategic initiatives; operating businesses internationally; natural disasters, severe weather-related and other uncontrollable events; loss of key personnel; labor disputes; laws and regulations; adverse decisions in litigation or governmental investigations; and other risks described from time to time in reports and other documents we file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made, and involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. The amount and timing of any dividends and share repurchases are subject to business, economic and other relevant factors.